CREDIT SUISSE FIRST BOSTON                              Exhibit 20        Page 1

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                   November 1, 1997 through November 30, 1997


A. ORIGINAL DEAL PARAMETER INPUTS
   ------------------------------

(A) Original Total Portfolio                                                                              $110,004,479.62
(B) Class A Noteholders' Percentage                                                                                 67.00%
(C) Original Class A Note Balance                                                                          $73,703,000.00
(D) Class A Note Rate                                                                                                6.20%
(E) Class B Noteholders' Percentage                                                                                 17.00%
(F) Original Class B Note Balance                                                                          $18,700,000.00
(G) Class B Note Rate                                                                                                6.40%
(H) Class C Noteholders' Percentage                                                                                 10.00%
(I) Original Class C Note Balance                                                                          $11,000,000.00
(J) Class C Note Rate                                                                                                7.00%
(K) Class D Certificateholders' Percentage                                                                           6.00%
(L) Original Class D Certificate Balance                                                                    $6,601,479.62
(M) Class D Certificate Rate                                                                                         0.00%
(N) Servicing Fee Rate                                                                                               3.50%
(O) Original Weighted Average Coupon (WAC)                                                                          20.03%
(P) Original Weighted Average Remaining Term (WAM)                                                                  54.45 months
(Q) Number of Contracts                                                                                             9,006
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                                  5,500,223.98
    (ii)  Minimum Specified Reserve Balance                                                                  2,200,089.59
    (iii) Initial Deposit                                                                                    1,650,067.19

(S) Noteholders' Percentage                                                                                        100.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                         Total Trust
   ---------------------------------------------

(A) Total Portfolio Outstanding                                                                           $105,165,769.95
(B) Total Portfolio Pool Factor                                                                                  0.9560135
(C) Class A Note Balance                                                                                   $70,254,092.15
(D) Class A Principal Factor                                                                                     0.9532053
(E) Class A Interest Carryover Shortfall                                                                             0.00
(F) Class A Principal Carryover Shortfall                                                                            0.00
(G) Class B Note Balance                                                                                   $17,824,939.60
(H) Class B Principal Factor                                                                                     0.9532053
(I) Class B Interest Carryover Shortfall                                                                             0.00
(J) Class B Principal Carryover Shortfall                                                                            0.00
(K) Class C Note Balance                                                                                   $10,485,258.59
(L) Class C Principal Factor                                                                                     0.9532053
(M) Class C Interest Carryover Shortfall                                                                             0.00
(N) Class C Principal Carryover Shortfall                                                                            0.00
(O) Class D Certificate Balance                                                                             $6,601,479.62
(P) Reserve Account Balance                                                                                  3,286,184.72
(Q) Payahead Account Balance                                                                                   168,419.29
(R) Aggregate Subordinated Servicing Fees to Date                                                              636,509.47
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                              0.00
(T) Cumulative Net Losses for All Prior Periods                                                                792,795.39
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                            20.01%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                    52.61 months
(W) Number of Contracts                                                                                             8,801

C. INPUTS FROM THE MAINFRAME
   -------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                       $1,511,105.66
    (ii)  Interest Payments Received                                                                         1,445,128.58
    (iii) Repurchased Loan Principal                                                                                 0.00
    (iv)  Repurchased Loan Interest                                                                                  0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                      24,426.27
(C) Amount Applied From Payahead Account                                                                             0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                            20.00%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                                51.79 months
(F) Remaining Number of Contracts                                                                                   8,611
(G) Delinquent Contracts
                                                                                 Contracts                      Amount
                                                                                 ---------                      ------

    (i)   30-59 Days Delinquent                                                   302             3.51%     $3,727,232.14     3.66%
    (ii)  60-89 Days Delinquent                                                     4             0.05%         52,528.57     0.05%
    (iii) 90 Days or More Delinquent                                                0             0.00%              0.00     0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
   ---------------------------------

(A) Aggregate Net Losses for Collection Period                                                              $1,053,760.19
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                                 $1,773,518.98
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                       679,054.58
    (iii) Recoveries on Previously Liquidated Contracts                                                         40,704.21
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                                206


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1997, and is correct, to the best of my knowledge.

                                  Controller                12/10/97
/s/ Thomas R. Blend
--------------------------------------------                ------------
Signature                         Title                     Date

CREDIT SUISSE FIRST BOSTON                                           Exhibit 20               Page 2

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                   November 1, 1997 through November 30, 1997


I. COLLECTIONS
   -----------

(A) Principal Payments Received (C(A)i)                                                               $1,511,105.66
(B) Interest Payments Received (C(A)ii)                                                                1,445,128.58
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                             719,758.79
(D) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                 0.00
                                                                                                    ---------------

(F) Total Collections (A+B+C+D+E)                                                                     $3,675,993.03

                                                                                                    ---------------

(G) Total Available Amount (F)                                                                        $3,675,993.03

II. DISTRIBUTIONS
    -------------

(A) Principal Payments Received (C(A)i)                                                               $1,511,105.66
(B) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                          1,773,518.98
                                                                                                    ---------------
(D) Principal Distribution Amount (A+B+C)                                                             $3,284,624.64


(E) Current Servicing Fee (Subordinated)                                                                $306,733.50
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                      0.00
                                                                                                    ---------------
(G) Total Servicing Fees Payable                                                                               0.00
(H) Servicing Fees Paid from Collection Account                                                                0.00
(I) Reserve Account Draw for Servicing Fees Payable                                                            0.00
(J) Servicing Fee Shortfall                                                                                    0.00
(K) Current Subordinated Servicing Fee                                                                   306,733.50
(L) Aggregate Subordinated Servicing Fees Before (P)                                                     943,242.97

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                                 $362,979.48
    (ii)   Class A Interest Distributable Amount                                                         362,979.48
    (iii)   Class A Monthly Principal Distributable Amount                                             2,341,196.00
    (iv)   Class A Principal Distributable Amount                                                      2,341,196.00
                                                                                                    ---------------

    (v) Total Distributable Amount (i+ii)                                                             $2,704,175.48
    (vi) Class A Interest Paid from Collection Account                                                   362,979.48
    (vii) Reserve Account Draw for Class A Interest Payable                                                   $0.00
    (viii) Class A Interest Carryover Shortfall                                                               $0.00
    (ix) Class A Principal Paid from Collection Account                                                2,341,196.00
    (x) Reserve Account Draw for Class A Principal Payable                                                     0.00
    (xi) Class A Principal Carryover Shortfall                                                                 0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                                  $95,066.34
    (ii)   Class B Interest Distributable Amount                                                          95,066.34
    (iii)   Class B Monthly Principal Distributable Amount                                               594,010.63
    (iv)   Class B Principal Distributable Amount                                                        594,010.63
                                                                                                    ---------------

    (v) Total Distributable Amount (i+ii)                                                               $689,076.97
    (vi) Class B Interest Paid from Collection Account                                                    95,066.34
    (vii) Reserve Account Draw for Class B Interest Payable                                                   $0.00
    (viii) Class B Interest Carryover Shortfall                                                               $0.00
    (ix) Class B Principal Paid from Collection Account                                                  594,010.63
    (x) Reserve Account Draw for Class B Principal Payable                                                     0.00
    (xi) Class B Principal Carryover Shortfall                                                                 0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                                  $61,164.01
    (ii)   Class C Interest Distributable Amount                                                          61,164.01
    (iii)   Class C Monthly Principal Distributable Amount                                               349,418.02
    (iv)   Class C Principal Distributable Amount                                                        349,418.02
                                                                                                    ---------------

    (v) Total Distributable Amount (i+ii)                                                               $410,582.03
    (vi) Class C Interest Paid from Collection Account                                                    61,164.01
    (vii) Reserve Account Draw for Class C Interest Payable                                                   $0.00
    (viii) Class C Interest Carryover Shortfall                                                               $0.00
    (ix) Class C Principal Paid from Collection Account                                                  221,576.58
    (x) Reserve Account Draw for Class C Principal Payable                                               127,841.44
    (xi) Class C Principal Carryover Shortfall                                                                 0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                  $943,242.97
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                             0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                         $943,242.97

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                             $0.00
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                                0.00

CREDIT SUISSE FIRST BOSTON                        Exhibit 20              Page 3

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                   November 1, 1997 through November 30, 1997


III. PAYAHEAD ACCOUNT INFORMATION
     ----------------------------

(A) Beginning Period Balance (B(Q))                                                                         $168,419.29
(B) Amounts Applied to Payahead Account (C(B))                                                                24,426.27
(C) Amounts Withdrawn from Payahead Account (C(C))                                                                 0.00
                                                                                                    -------------------
(D) Ending Period Balance                                                                                   $192,845.56

IV. POOL BALANCES AND PORTFOLIO INFORMATION
    ---------------------------------------
                                                                            Begin. of Period         End of Period
                                                                            ----------------         -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                $105,165,769.95            $101,881,145.31
    (ii)   Total Pool Factor                                                       0.9560135                  0.9261545
    (iii)  Receivables Balance                                                105,165,769.95             101,881,145.31
    (iv)   Prefunding Account Balance                                                   0.00                       0.00
    (v)    Class A Note Balance                                               $70,254,092.15             $67,912,896.15
    (vi)   Class A Principal Factor                                                0.9532053                  0.9214401
    (vii)  Class B Note Balance                                               $17,824,939.60             $17,230,928.97
    (viii) Class B Principal Factor                                                0.9532053                  0.9214401
    (ix)   Class C Note Balance                                               $10,485,258.59             $10,135,840.57
    (viii) Class C Principal Factor                                                0.9532053                  0.9214401
    (ix)   Class D Certificate Balance                                         $6,601,479.62              $6,601,479.62

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                20.01%                     20.00%
    (ii)  Weighted Average Remaining Maturity (WAM)                                    52.61 months               51.79 months
    (iii) Remaining Number of Contracts                                                8,801                      8,611



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
   ----------------------------------------


(A) Beginning RA Balance (B(H))                                                                           $3,286,184.72

(B) Draw for Servicing Fee (II(I))                                                                                 0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                    0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                    0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                    0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                    0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                     0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                               127,841.44

(I) Overcollateralization Amount                                                                         $33,968,249.16
(J) Maximum Specified Reserve Balance                                                                      5,500,223.98
(K) Specified Reserve Account Balance                                                                      5,500,223.98

(L) Amount Available for Deposit to the RA                                                                         0.00
                                                                                                    -------------------

(M) RA Balance Prior to Release                                                                           $3,158,343.28
(N) Specified Reserve Account Balance                                                                      5,500,223.98
(O) Reserve Account Release                                                                                        0.00

(P) Ending Reserve Account Balance                                                                        $3,158,343.28


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
    -----------------------------------------


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                           $1,053,760.19
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                       $1,773,518.98
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                            679,054.58
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                             40,704.21
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                     1,846,555.58

(D) Delinquent and Repossessed Contracts
                                                                                   Contracts                   Amount
                                                                                   ---------                   ------

    (i)   30-59 Days Delinquent (C(G)i)                                               302         3.51%   $3,727,232.14     3.66%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                4         0.05%       52,528.57     0.05%
    (iii) 90 Days or More Delinquent (C(G)iii)                                          0         0.00%            0.00     0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                          206         2.39%    2,468,538.33     2.42%

CREDIT SUISSE FIRST BOSTON                            Exhibit 20          Page 4

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                   November 1, 1997 through November 30, 1997


VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
     ---------------------------------------------


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                                0.81%
    (ii)  Preceeding Collection Period                                                                       7.97%
    (iii) Current Collection Period                                                                         12.02%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                6.93%

(B)    Ratio of Balance of Contracts Delinquent 60 Days or More and
       Balance of Financed Vehicles Repossessed but not Charged off to
       the Outstanding Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                                1.36%
    (ii)  Preceeding Collection Period                                                                       2.20%
    (iii) Current Collection Period                                                                          2.42%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                1.99%

(C) Cumulative Net Loss Ratio                                                                                1.68%

(D) Loss and Delinquency Trigger Indicator                                                    Trigger Was Not Hit


VIII. RECONCILIATION OF COLLECTION ACCOUNT
      ------------------------------------


(A) Collection Account Beginning Balance (I(H))                                                      3,675,993.03
(B) Servicing Fee Paid (II(H))                                                                               0.00
(C) Class A Interest Paid (II(M(vi)))                                                                  362,979.48
(D) Class B Interest Paid (II(N(vi)))                                                                   95,066.34
(E) Class C Interest Paid (II(O(vi)))                                                                   61,164.01
(F) Class A Principal Paid (II(M(ix)))                                                               2,341,196.00
(G) Class B Principal Paid (II(N(ix)))                                                                 594,010.63
(H) Class C Principal Paid (II(O(ix)))                                                                 221,576.58
(I) Reserve Account Deposit                                                                                  0.00
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                  0.00
(K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                                0.00
(L) Releases to Seller                                                                                       0.00

                           AFG Receivables Trust 1997-B       Exhibit 20  Page 5
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:November 1, 1997 through November 30, 1997
Distribution Date:12/15/97
Month:            3

Statement for Class A, Class B and Class C Noteholders and Certificateholders
Pursuant Per $1,000 of Outstanding to Section 5.6 of the Sale and Servicing
Agreement Class A/Class B/Class C
                                                                                                    Par $1,000 of Outstanding
                                                                                                    Class A/Class B/Class C
                                                                                                       Certificate Amount
                                                                                                     -----------------------
(i)   Principal Distribution
          Class A Note  Amount                                                                   2,341,196.00    33.3246922
          Class B Note  Amount                                                                     594,010.63    33.3246922
          Class C Note  Amount                                                                     349,418.02    33.3246922
          Certificates  Amount                                                                           0.00     0.0000000


(ii)  Interest Distribution
          Class A Note  Amount                                                                     362,979.48    5.1666667
          Class B Note  Amount                                                                      95,066.34    5.3333331
          Class C Note  Amount                                                                      61,164.01    5.8333335



(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)                  101,881,145.31


(iv)  Class A Notes Balance (end of Collection Period)                                         67,912,896.15
      Class A Pool Factor (end of Collection Period)                                               0.9214401
      Class B Notes Balance (end of Collection Period)                                         17,230,928.97
      Class B Pool Factor (end of Collection Period)                                               0.9214401
      Class C Notes Balance (end of Collection Period)                                         10,135,840.57
      Class C Pool Factor (end of Collection Period)                                               0.9214401
      Certificates Balance (end of Collection Period)                                           6,601,479.62



(v)   Basic Servicing Fee                                                                         306,733.50    2.9166667


(vi)  Aggregate Net Losses                                                                     1,053,760.19


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                               3,158,343.28
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                               5,500,223.98
        Draws on Reserve Account                                                                 127,841.44
        Deposits to Reserve Account                                                                    0.00


(viii)   Class A Notes Interest Carryover Shortfall                                                    0.00    0.0000000
         Class B Notes Interest Carryover Shortfall                                                    0.00    0.0000000
         Class C Notes Interest Carryover Shortfall                                                    0.00    0.0000000
         Class A Notes Principal Carryover Shortfall                                                   0.00    0.0000000
         Class B Notes Principal Carryover Shortfall                                                   0.00    0.0000000
         Class C Notes Principal Carryover Shortfall                                                   0.00    0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                      0.00


(x)  Delinquent Contracts
                                                                                           Number                 Balance
                                                                                   -----------------------------------------------
           30-59 Days                                                                                  302           3,727,232.14
           60-89 Days                                                                                    4              52,528.57
           90 Days or More                                                                               0                   0.00
